Exhibit 99.1

New Jersey Resources

News Release

1415 Wyckoff Road P.O. Box 1464 Wall, NJ 07719

Media Contact:
Mike Kinney
732-938-1031
mkinney@njresources.com

Investor Contact:
Adam Prior
732-938-1145
aprior@njresources.com

NEW JERSEY RESOURCES REPORTS FISCAL 2025 THIRD-QUARTER RESULTS

WALL, N.J., August 4, 2025 — New Jersey Resources Corporation (NYSE: NJR) today reported financial and operating results for its fiscal 2025 third quarter and year-to-date period ended June 30, 2025.

Highlights include:
•	Fiscal 2025 third-quarter consolidated net loss of $(15.1) million, or $(0.15) per share, compared with net loss of $(11.6) million, or $(0.12) per share, in the third quarter of fiscal 2024
•
Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $6.2 million, or $0.06 per share, in the third-quarter of fiscal 2025, compared to net financial loss of $(8.9) million, or $(0.09) per share, in the third quarter of fiscal 2024

•	Fiscal 2025 year-to-date net income totaled $320.6 million, or $3.20 per share, compared with $198.6 million, or $2.02 per share, for the same period in fiscal 2024
•	Fiscal 2025 year-to-date NFE totaled $313.4 million, or $3.13 per share, compared with $202.1 million, or $2.05 per share, for the same period in fiscal 2024

Fiscal 2025 Outlook
•	Raises lower end of fiscal 2025 net financial earnings per share (NFEPS) guidance by $0.05, from a prior range of $3.15 - $3.30 to a range of $3.20 to $3.30
•	Maintains 7 to 9 percent long-term NFEPS growth target, based off of a target of $2.83 per share for fiscal 2025

Management Commentary
Steve Westhoven, President and CEO of New Jersey Resources, stated, “We continued to execute on our strategy to drive stable growth through a diversified business model. Our third-quarter results underscore the power of our complementary portfolio and reaffirm the critical role of our physical infrastructure in delivering sustained value. The improvement in net financial earnings and our decision to raise the lower end of our fiscal 2025 NFEPS guidance reflect the strength and resilience of our operations. We remain confident in our long-term growth targets and our ability to deliver consistent performance for shareowners.”

Performance Metrics
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
($ in Thousands, except per share data)	2025	2024	2025	2024
Net (loss) income	$(15,051)	$(11,574)	$320,555	$198,649
Basic EPS	$(0.15)	$(0.12)	$3.20	$2.02
Net financial (loss) earnings*	$6,198	$(8,899)	$313,388	$202,121
Basic net financial earnings (loss) per share*	$0.06	$(0.09)	$3.13	$2.05
*A reconciliation of net income to NFE for the three and nine months ended June 30, 2025 and 2024 is provided in the financial statements below.

NJR Reports Fiscal 2025 Third Quarter Results

Net financial earnings (loss) by business segment

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2025	2024	2025	2024
New Jersey Natural Gas	$10,079	$(6,139)	$221,518	$152,400
Clean Energy Ventures	(6,857)	(6,714)	37,315	(1,808)
Storage and Transportation	5,898	4,140	13,905	9,761
Energy Services	(3,734)	(2,244)	39,400	43,231
Home Services and Other	481	881	418	665
Subtotal	5,867	(10,076)	312,556	204,249
Eliminations	331	1,177	832	(2,128)
Total	$6,198	$(8,899)	$313,388	$202,121

Fiscal 2025 NFEPS Guidance:

NJR is raising the lower end of its fiscal 2025 NFEPS guidance range by $0.05 to a range of $3.20 to $3.30, subject to the risks and uncertainties identified below under "Forward-Looking Statements." Fiscal 2025 NFEPS guidance is higher than the range implied by our 7 to 9 percent long-term NFEPS growth target as a result of the gain from the sale of NJR's residential solar portfolio and strong performance from Energy Services.

The following chart represents NJR’s current expected NFE contributions from its business segments for fiscal 2025 (which takes into account the impact of the gain from the sale of NJR's residential solar portfolio in the first quarter of fiscal 2025):

Segment	Expected fiscal 2025 net financial earnings contribution
New Jersey Natural Gas	64 to 67 percent
Clean Energy Ventures	20 to 22 percent
Storage and Transportation	4 to 6 percent
Energy Services	10 to 12 percent
Home Services and Other	0 to 1 percent

In providing fiscal 2025 NFE guidance, management is aware there could be differences between reported GAAP net income and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

NJR Reports Fiscal 2025 Third Quarter Results

New Jersey Natural Gas (NJNG)

NJNG reported third-quarter fiscal 2025 NFE of $10.1 million, compared to net financial loss of $(6.1) million during the same period in fiscal 2024. Fiscal 2025 year-to-date NFE totaled $221.5 million, compared with NFE of $152.4 million for the same period in fiscal 2024. The increase in NFE for both periods was due primarily to higher utility gross margin resulting from NJNG's recent base rate case settlement, partially offset by higher depreciation expense.

Customers:

•
At June 30, 2025, NJNG serviced approximately 588,000 customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties, compared to approximately 583,000 customers at September 30, 2024.

Infrastructure Update:

•
NJNG's Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG's natural gas distribution system. In the first nine months of fiscal 2025, NJNG spent $24.0 million under the program on various distribution system reinforcement projects.

Basic Gas Supply Service (BGSS) Incentive Programs:

BGSS incentive programs contributed $14.5 million to utility gross margin during the first nine months of fiscal 2025, compared with $16.2 million in the same period in fiscal 2024. This decline was largely due to decreased margins from storage incentives.

For more information on utility gross margin, please see "Non-GAAP Financial Information" below.

Energy-Efficiency Programs:

SAVEGREEN® invested $72.9 million year-to-date in fiscal 2025 in energy-efficiency upgrades for customers' homes and businesses. NJNG recovered $13.0 million of its outstanding investments during the first nine months of fiscal 2025 through its energy efficiency rate.

Clean Energy Ventures (CEV)

CEV reported third-quarter fiscal 2025 net financial loss of $(6.9) million, which was consistent compared with net financial loss of $(6.7) million during the same period in fiscal 2024.

Fiscal 2025 year-to-date NFE totaled $37.3 million, compared with net financial loss of $(1.8) million for the same period in fiscal 2024. The increase in fiscal 2025 year-to-date NFE was largely due to the gain on sale of its residential solar portfolio, partially offset by lower Solar Renewable Energy Certificate (SREC) sales for the period.

NJR Reports Fiscal 2025 Third Quarter Results

Solar Investment Update:
•	During the first nine months of fiscal 2025, CEV placed five commercial projects into service, adding 32.1 megawatts (MW) to total installed capacity.
•	As of June 30, 2025, CEV had approximately 418MW of commercial solar capacity in service in New Jersey, New York, Connecticut, Rhode Island, Indiana, and Michigan.
•	Subsequent to quarter end, CEV placed additional projects into service in New Jersey, adding over 31.3MW of installed capacity for a total of approximately 449MW currently in service.

Storage and Transportation

Storage and Transportation reported third-quarter fiscal 2025 NFE of $5.9 million, compared with NFE of $4.1 million during the same period in fiscal 2024.

Fiscal 2025 year-to-date NFE totaled $13.9 million, compared with NFE of $9.8 million for the same period in fiscal 2024. NFE increased during both periods due to an increase in operating revenues at Leaf River Energy Center (Leaf River).

•
On September 30, 2024, Adelphia filed a Section 4 rate case with the FERC seeking approval to revise its transportation cost-of-service rates to reflect investments made in its pipeline system. On June 26, 2025, Adelphia reached a settlement in principle with customers participating in the rate case. Adelphia plans to file an offer of settlement with the FERC during the fourth quarter of fiscal 2025.

Energy Services

Energy Services reported a third-quarter fiscal 2025 net financial loss of $(3.7) million, compared with net financial loss of $(2.2) million for the same period in fiscal 2024.

Fiscal 2025 year-to-date NFE totaled $39.4 million, compared with NFE of $43.2 million for the same period in fiscal 2024. The decrease in NFE for both the fiscal 2025 third quarter and year-to-date periods was due to lower contribution from the Asset Management Agreements (AMAs) signed in December 2020 compared to the prior year periods.

Home Services and Other Operations

Home Services and Other Operations reported third-quarter fiscal 2025 NFE of $0.5 million, compared to NFE of $0.9 million for the same period in fiscal 2024.

Fiscal 2025 year-to-date NFE totaled $0.4 million, compared with NFE of $0.7 million for the same period in fiscal 2024. Home Services reported higher installation and service contract revenue for the year-to-date period, offset by higher operating and maintenance expenses.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile:

•
During the first nine months of fiscal 2025, capital expenditures were $456.8 million, including accruals, compared with $396.5 million during the same period of fiscal 2024. The increase in capital expenditures was primarily due to higher expenditures at NJNG and CEV.

•
During the first nine months of fiscal 2025, cash flows from operations were $385.2 million, compared to cash flows from operations of $362.9 million during the same period of fiscal 2024. The increase was due primarily to an increase in base rates at NJNG along with changes in the mix of working capital components.

NJR Reports Fiscal 2025 Third Quarter Results

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, statements regarding NJR’s NFEPS guidance for fiscal 2025, projected NFEPS growth rates and our guidance range, forecasted contributions of business segments to NJR’s NFE for fiscal 2025, infrastructure programs and investments, future decarbonization opportunities including IIP, Energy Efficiency programs, the outcome or timing of Adelphia’s rate case with FERC; and other legal and regulatory expectations, and statements that include other projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expense. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

NJR Reports Fiscal 2025 Third Quarter Results

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Annual Report on Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects, providing customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as SAVEGREEN®.

For more information about NJR:
www.njresources.com.

Follow us on X.com (Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Fiscal 2025 Third Quarter Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2025	2024	2025	2024
OPERATING REVENUES
Utility	$204,790	$157,773	$1,156,558	$913,729
Nonutility	94,156	117,863	543,776	487,030
Total operating revenues	298,946	275,636	1,700,334	1,400,759
OPERATING EXPENSES
Gas purchases
Utility	73,321	53,372	473,975	373,839
Nonutility	67,852	60,971	287,277	225,466
Related parties	1,268	1,729	4,652	5,407
Operation and maintenance	100,133	104,378	299,806	306,040
Regulatory rider expenses	10,979	8,343	81,956	56,761
Depreciation and amortization	47,000	40,907	140,296	121,269
Gain on sale of assets	(545)	—	(56,092)	—
Total operating expenses	300,008	269,700	1,231,870	1,088,782
OPERATING (LOSS) INCOME	(1,062)	5,936	468,464	311,977
Other income, net	11,040	9,555	39,663	31,316
Interest expense, net of capitalized interest	31,694	31,169	98,112	94,263
(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(21,716)	(15,678)	410,015	249,030
Income tax (benefit) provision	(5,142)	(2,764)	93,835	54,119
Equity in earnings of affiliates	1,523	1,340	4,375	3,738
NET (LOSS) INCOME	$(15,051)	$(11,574)	$320,555	$198,649

LOSS PER COMMON SHARE
Basic	$(0.15)	$(0.12)	$3.20	$2.02
Diluted	$(0.15)	$(0.12)	$3.18	$2.00

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	100,373	98,983	100,173	98,409
Diluted	100,373	98,983	100,813	99,213

NJR Reports Fiscal 2025 Third Quarter Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2025	2024	2025	2024
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net (loss) income	$(15,051)	$(11,574)	$320,555	$198,649
Add:
Unrealized loss (gain) on derivative instruments and related transactions	10,766	3,803	(10,072)	23,860
Tax effect	(2,559)	(903)	2,394	(5,670)
Effects of economic hedging related to natural gas inventory	16,924	(385)	747	(19,458)
Tax effect	(4,022)	91	(178)	4,624
NFE tax adjustment	140	69	(58)	116
Net financial earnings (loss)	$6,198	$(8,899)	$313,388	$202,121

Weighted Average Shares Outstanding
Basic	100,373	98,983	100,173	98,409
Diluted	100,373	98,983	100,813	99,213

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic (loss) earnings per share	$(0.15)	$(0.12)	$3.20	$2.02
Add:
Unrealized loss (gain) on derivative instruments and related transactions	$0.11	$0.04	$(0.10)	$0.24
Tax effect	$(0.03)	$(0.01)	$0.02	$(0.06)
Effects of economic hedging related to natural gas inventory	$0.17	$—	$0.01	$(0.20)
Tax effect	$(0.04)	$—	$—	$0.05
NFE tax adjustment	$—	$—	$—	$—
Basic net financial earnings (loss) per share	$0.06	$(0.09)	$3.13	$2.05

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, SRECs and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company's performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Fiscal 2025 Third Quarter Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2025	2024	2025	2024
NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$205,029	$158,110	$1,157,439	$914,741
Less:
Natural gas purchases	74,941	55,699	480,244	380,818
Operating and maintenance (1)	34,719	35,709	90,238	91,050
Regulatory rider expense	10,979	8,343	81,956	56,761
Depreciation and amortization	35,987	28,491	103,784	82,872
Gross margin	48,403	29,868	401,217	303,240
Add:
Operating and maintenance (1)	34,719	35,709	90,238	91,050
Depreciation and amortization	35,987	28,491	103,784	82,872
Utility gross margin	$119,109	$94,068	$595,239	$477,162
(1) Excludes selling, general and administrative expenses of $85.0 million and $87.7 million for the nine months ended June 30, 2025 and 2024, respectively.

ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services' financial margin is as follows:

Operating revenues	$38,850	$62,441	$371,548	$306,971
Less:
Natural Gas purchases	67,781	61,041	287,496	226,841
Operation and maintenance (1)	1,020	3,814	13,482	21,605
Depreciation and amortization	30	45	139	158
Gross margin	(29,981)	(2,459)	70,431	58,367
Add:
Operation and maintenance (1)	1,020	3,814	13,482	21,605
Depreciation and amortization	30	45	139	158
Unrealized loss (gain) on derivative instruments and related transactions	10,766	3,804	(10,072)	28,736
Effects of economic hedging related to natural gas inventory	16,924	(385)	747	(19,458)
Financial margin	$(1,241)	$4,819	$74,727	$89,408
(1) Excludes selling, general and administrative expenses of $0.9 million and $1.3 million for the nine months ended June 30, 2025 and 2024, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net (loss) income	$(24,983)	$(4,919)	$46,567	$36,042
Add:
Unrealized loss (gain) on derivative instruments and related transactions	10,766	3,804	(10,072)	28,736
Tax effect	(2,559)	(904)	2,394	(6,829)
Effects of economic hedging related to natural gas	16,924	(385)	747	(19,458)
Tax effect	(4,022)	91	(178)	4,624
NFE tax adjustment	140	69	(58)	116
Net financial (loss) earnings	$(3,734)	$(2,244)	$39,400	$43,231

NJR Reports Fiscal 2025 Third Quarter Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2025	2024	2025	2024
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$205,029	$158,110	$1,157,439	$914,741
Clean Energy Ventures	12,030	14,648	46,403	59,268
Energy Services	38,850	62,441	371,548	306,971
Storage and Transportation	27,129	24,475	79,064	71,379
Home Services and Other	16,177	16,356	47,089	46,095
Sub-total	299,214	276,030	1,701,543	1,398,454
Eliminations	(268)	(394)	(1,209)	2,305
Total	$298,946	$275,636	$1,700,334	$1,400,759

Operating Income (Loss)
Natural Gas Distribution	$21,273	$1,063	$316,255	$215,517
Clean Energy Ventures	(4,353)	(3,629)	52,368	7,015
Energy Services	(30,240)	(2,832)	69,561	57,038
Storage and Transportation	10,544	7,937	26,113	21,171
Home Services and Other	1,065	1,388	1,667	1,958
Sub-total	(1,711)	3,927	465,964	302,699
Eliminations	649	2,009	2,500	9,278
Total	$(1,062)	$5,936	$468,464	$311,977

Equity in Earnings of Affiliates
Storage and Transportation	$908	$782	$3,030	$1,860
Eliminations	615	558	1,345	1,878
Total	$1,523	$1,340	$4,375	$3,738

Net Income (Loss)
Natural Gas Distribution	$10,079	$(6,139)	$221,518	$152,400
Clean Energy Ventures	(6,857)	(6,714)	37,315	(1,808)
Energy Services	(24,983)	(4,919)	46,567	36,042
Storage and Transportation	5,898	4,140	13,905	9,761
Home Services and Other	481	881	418	665
Sub-total	(15,382)	(12,751)	319,723	197,060
Eliminations	331	1,177	832	1,589
Total	$(15,051)	$(11,574)	$320,555	$198,649

Net Financial Earnings (Loss)
Natural Gas Distribution	$10,079	$(6,139)	$221,518	$152,400
Clean Energy Ventures	(6,857)	(6,714)	37,315	(1,808)
Energy Services	(3,734)	(2,244)	39,400	43,231
Storage and Transportation	5,898	4,140	13,905	9,761
Home Services and Other	481	881	418	665
Sub-total	5,867	(10,076)	312,556	204,249
Eliminations	331	1,177	832	(2,128)
Total	$6,198	$(8,899)	$313,388	$202,121

Throughput (Bcf)
NJNG, Core Customers	19.2	19.1	82.1	75.4
NJNG, Off System/Capacity Management	15.1	12.3	51.6	76.6
Energy Services Fuel Mgmt. and Wholesale Sales	18.6	23.6	82.1	92.0
Total	52.9	55.0	215.8	244.0

Common Stock Data
Yield at June 30,	4.0%	3.9%	4.0%	3.9%
Market Price at June 30,	$44.82	$42.74	$44.82	$42.74
Shares Out. at June 30,	100,378	99,092	100,378	99,092
Market Cap. at June 30,	$4,498,953	$4,235,174	$4,498,953	$4,235,174

NJR Reports Fiscal 2025 Third Quarter Results

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer and weather data)	2025	2024	2025	2024
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$205,029	$158,110	$1,157,439	$914,741
Less:
Natural gas purchases	74,941	55,699	480,244	380,818
Operating and maintenance (1)	34,719	35,709	90,238	91,050
Regulatory rider expense	10,979	8,343	81,956	56,761
Depreciation and amortization	35,987	28,491	103,784	82,872
Gross margin	48,403	29,868	401,217	303,240
Add:
Operating and maintenance (1)	34,719	35,709	90,238	91,050
Depreciation and amortization	35,987	28,491	103,784	82,872
Total Utility Gross Margin	$119,109	$94,068	$595,239	$477,162
(1) Excludes selling, general and administrative expenses of $85.0 million and $87.7 million for the nine months ended June 30, 2025 and 2024, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$74,131	$59,036	$419,817	$330,568
Commercial, Industrial & Other	19,924	15,468	80,901	64,975
Firm Transportation	19,666	15,499	76,750	62,753
Total Firm Margin	113,721	90,003	577,468	458,296
Interruptible	1,462	1,146	3,236	2,680
Total System Margin	115,183	91,149	580,704	460,976
Basic Gas Supply Service Incentive	3,926	2,919	14,535	16,186
Total Utility Gross Margin	119,109	94,068	595,239	477,162
Operation and maintenance expense	61,849	64,514	175,200	178,773
Depreciation and amortization	35,987	28,491	103,784	82,872
Operating Income	$21,273	$1,063	$316,255	$215,517

Net Income (Loss)	$10,079	$(6,139)	$221,518	$152,400

Net Financial Earnings (Loss)	$10,079	$(6,139)	$221,518	$152,400

Throughput (Bcf)
Residential	6.2	6.2	44.3	41.1
Commercial, Industrial & Other	1.2	1.2	8.3	7.7
Firm Transportation	1.9	2.0	10.3	10.3
Total Firm Throughput	9.3	9.4	62.9	59.1
Interruptible	9.9	9.7	19.2	16.3
Total System Throughput	19.2	19.1	82.1	75.4
Off System/Capacity Management	15.1	12.3	51.6	76.6
Total Throughput	34.3	31.4	133.7	152.0

Customers
Residential	534,561	527,110	534,561	527,110
Commercial, Industrial & Other	32,464	32,318	32,464	32,318
Firm Transportation	21,163	22,569	21,163	22,569
Total Firm Customers	588,188	581,997	588,188	581,997
Interruptible	87	83	87	83
Total System Customers	588,275	582,080	588,275	582,080
Off System/Capacity Management*	30	20	30	20
Total Customers	588,305	582,100	588,305	582,100
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	373	409	4,147	3,952
Normal	454	468	4,361	4,438
Percent of Normal	82.2%	87.4%	95.1%	89.0%

NJR Reports Fiscal 2025 Third Quarter Results

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer, RECs and megawatt)	2025	2024	2025	2024
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$179	$201	$17,997	$26,232
TREC sales	4,522	4,440	9,581	9,100
SREC II sales	442	432	1,145	1,094
Solar electricity sales	6,887	6,572	15,810	13,922
Sunlight Advantage	—	3,003	1,870	8,920
Total Operating Revenues	$12,030	$14,648	$46,403	$59,268
Depreciation and Amortization	$5,772	$6,981	$17,701	$20,834
Operating (Loss) Income	$(4,353)	$(3,629)	$52,368	$7,015
Income Tax (Benefit) Provision	$(2,068)	$(2,008)	$10,994	$(471)
Net (Loss) Income	$(6,857)	$(6,714)	$37,315	$(1,808)
Net Financial (Loss) Earnings	$(6,857)	$(6,714)	$37,315	$(1,808)
Solar Renewable Energy Certificates Generated	92,508	115,950	231,877	267,155
Solar Renewable Energy Certificates Sold	1,155	1,170	87,657	124,323
Transition Renewable Energy Certificates Generated	30,569	31,246	65,257	63,799
Solar Renewable Energy Certificates II Generated	4,743	4,794	12,519	12,259
Commercial Solar Megawatts Under Construction	35.3	34.2	35.3	34.2

ENERGY SERVICES

Operating Income
Operating revenues	$38,850	$62,441	$371,548	$306,971
Less:
Gas purchases	67,781	61,041	287,496	226,841
Operation and maintenance expense	1,279	4,187	14,352	22,934
Depreciation and amortization	30	45	139	158
Operating (Loss) Income	$(30,240)	$(2,832)	$69,561	$57,038

Net (Loss) Income	$(24,983)	$(4,919)	$46,567	$36,042
Financial Margin	$(1,241)	$4,819	$74,727	$89,408
Net Financial (Loss) Earnings	$(3,734)	$(2,244)	$39,400	$43,231
Gas Sold and Managed (Bcf)	18.6	23.6	82.1	92.0
STORAGE AND TRANSPORTATION
Operating Revenues	$27,129	$24,475	$79,064	$71,379
Equity in Earnings of Affiliates	$908	$782	$3,030	$1,860
Operation and Maintenance Expense	$11,410	$10,079	$34,403	$30,742
Other Income, Net	$2,059	$2,539	$6,384	$7,300
Interest Expense	$5,741	$5,773	$17,527	$17,574
Income Tax Provision	$1,872	$1,345	$4,095	$2,996
Net Income	$5,898	$4,140	$13,905	$9,761
Net Financial Earnings	$5,898	$4,140	$13,905	$9,761
HOME SERVICES AND OTHER
Operating Revenues	$16,177	$16,356	$47,089	$46,095
Operating Income	$1,065	$1,388	$1,667	$1,958
Net Income	$481	$881	$418	$665
Net Financial Earnings	$481	$881	$418	$665
Total Service Contract Customers at June 30	98,653	99,999	98,653	99,999